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                                                                    EXHIBIT 99.1


                             For Immediate Release:

                RENT-A-CENTER, INC. ANNOUNCES INTENTION TO OFFER
                    $250 MILLION IN SENIOR SUBORDINATED NOTES

                                   ----------

PLANO, TEXAS, APRIL 23, 2003 - Rent-A-Center, Inc. (the "Company") (Nasdaq/NNM:
RCII) today announced that it intends to offer, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, $250 million in principal amount of senior subordinated notes due 2010. The Company intends to use the proceeds from the offering, together with cash on hand, to repurchase and redeem its outstanding 11% Senior Subordinated Notes due 2008.

         The offer of the proposed senior subordinated notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933.


CONTACTS FOR RENT-A-CENTER, INC.:


David E. Carpenter                      Robert D. Davis
Director of Investor Relations          Chief Financial Officer
(972) 801-1214                          (972) 801-1204
dcarpenter@racenter.com                 rdavis@racenter.com